Exhibit 10.21

ZOETIS INC.
2013 Equity and Incentive Plan
RESTRICTED STOCK UNIT AWARD
Zoetis Inc. (the “Company”) has granted to the person named below (the “Participant”), an Award of Restricted Stock Units, subject to all of the terms, definitions and provisions of this Restricted Stock Unit Award (this “RSU Award”) and the Zoetis Inc. 2013 Equity and Incentive Plan (the “Plan”), which is incorporated herein by reference, as follows:
Participant Name
Date of Grant
Number of Restricted Stock Units
Unless otherwise defined in this RSU Award, the terms used in this RSU Award shall have the meanings defined in the Plan. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this RSU Award, the terms and conditions of the Plan will prevail.
1.Vesting Schedule.
Regular Vesting Schedule: Subject to any acceleration provisions contained in the Plan or set forth below, 100% of the total Number of Restricted Stock Units subject to this Award shall vest and be settled on the third annual anniversary of the Date of Grant; provided that this Award shall cease vesting immediately upon Participant's Termination of Employment.
Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this RSU Award unless Participant has continuously and actively been employed with, or providing services to, the Company or any of its Subsidiaries or Affiliates from the Date of Grant until the date such vesting occurs. For non-U.S. Participants and for purposes of this Award and participation in the Plan, Termination of Employment will be deemed to be as of the date that notice of termination is provided (whether by the Company or Subsidiary or Affiliate for any reason or by Participant upon resignation) and will not be extended by any notice period or “garden leave” that may be required contractually or under applicable law. Notwithstanding the foregoing, the Administrator (or any delegate) shall have the sole discretion to determine when Participant is no longer employed or providing services for purposes of this Award and participation in the Plan.
Accelerated Vesting Schedules
Subject to the general provisions above, in the event of the following circumstances, the following vesting and settlement provisions shall apply:
(a)    Death. In the event of Participant's Termination of Employment due to Participant's death, 100% of the Restricted Stock Units subject to this Award will vest and be settled immediately upon such termination. The person named in Participant's will or Participant's beneficiary, as the case may be, will receive the Shares issued upon settlement of Participant's Restricted Stock Units, subject to applicable law.
(b)    Total and Permanent Disability. In the event of Participant's Termination of Employment due to Participant's Total and Permanent Disability (as defined below), 100% of the Restricted Stock Units subject to this Award will vest and be settled immediately upon such termination. For purposes of this Award, “Total and Permanent Disability” shall have the meaning set forth in the Company's long-term disability program.
(c)    Retirement. In the event of Participant's Termination of Employment due to Participant's Retirement (as defined below) on or after the first anniversary of the Date of Grant, a pro-rata portion of the unvested Restricted Stock Units scheduled to vest on the next vesting date will immediately vest upon such Retirement based on the number of days that Participant was an active Employee prior to Participant's Retirement through the date of Participant's Termination of Employment, and such vested Restricted Stock Units will be settled as soon as practicable after Participant's Termination of Employment (and, in any event, no later than thirty (30) days after Participant's Termination of Employment). For purposes of this Award, “Retirement” means Participant has attained a minimum age of fifty-five (55) and a minimum of ten (10) years of service with the Company or any Affiliate.
(d)    Termination as a Result of a Plant Closing or Restructuring Event. In the event of Participant's Termination of Employment as a result of a plant closing or Restructuring Event (as defined below), a pro-rata portion of the unvested Restricted Stock Units scheduled to vest on the next vesting date will immediately vest upon such Termination of Employment based on the number of days that Participant was an active Employee prior to Participant's Termination of Employment through the date of Participant's Termination of Employment, and such vested Restricted Stock Units will be settled as soon as practicable after Participant's Termination of Employment (and, in any event, no later than thirty (30) days after Participant's Termination of Employment). For purposes of this Award, a “Restructuring Event” means an involuntary Termination of Employment without Cause and not related to performance, that is the direct result of curtailment, cessation of operations, relocation of operations, reorganization or position elimination or job restructuring due to a change in required competencies or qualification for positions, as determined by the Plan Administrator, in its sole discretion.
(e)    Termination without Cause or Resignation for Good Reason following a Change in Control. In the event of Participant's Termination of Employment by the Company without Cause (as defined below) or as a result of Participant's resignation for Good Reason (as defined below), in either case, upon or within twenty-four (24) months following the consummation of a Change in Control, 100% of the Restricted Stock Units subject to this Award will immediately vest and settle upon such termination.
For purposes of this Award, “Cause” means (i) an act of dishonesty, fraud or misrepresentation made by Participant in connection with Participant's responsibilities to the Company, (ii) Participant's willful, material violation of any law or regulation applicable to the business of the Company; (iii) Participant's conviction of, or plea of nolo contendere to, a felony or any crime that, in either case, has resulted in or is reasonably expected to result in material injury to the business or reputation of the Company, (iv) Participant's willful misconduct or gross negligence in connection with carrying out Participant's job responsibilities to the Company, (v) Participant's unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom Participant owes an obligation of nondisclosure as a result of Participant's relationship with the Company; (vi) Participant's willful breach of any obligations under any written agreement or covenant with the Company that is injurious to the Company; (vii) Participant's violation or disregard of any Company policy that has resulted in or is reasonably expected to result in material injury to the business or reputation of the Company; or (viii) Participant's failure or refusal to perform Participant's duties and responsibilities to the Company. For purposes of clarity, all references herein to the Company shall include references to any Affiliate and any successor to the Company or any Affiliate, and a termination without “Cause” does not include any termination that occurs as a result of Participant's death or disability.
For purposes of this Award, “Good Reason” means Participant's resignation due to the occurrence of any of the following conditions which occurs without Participant's written consent, provided that the requirements regarding advance notice and an opportunity to cure set forth below are satisfied: (i) a material reduction of Participant's base compensation (other than as part of an across-the-board salary reduction applicable to all similarly situated employees); (ii) a material reduction of Participant's duties, authority, responsibilities or reporting relationship, relative to Participant's duties, authority, responsibilities or reporting relationship as in effect immediately prior to such reduction; or (iii) the Company (or a successor, if appropriate) requires Participant to relocate to a facility or location more than twenty-five (25) miles away from the location at which Participant was working immediately prior to the required relocation and such relocation increases Participant's one way commute by thirty (30) minutes or more during normal commuting hours and under typical traffic conditions.  In order for Participant to resign for Good Reason, Participant must provide written notice to the Company of the existence of the Good Reason condition within sixty (60) days of the initial existence of such Good Reason condition and not be required to provide for the acceleration of vesting described herein as a result of such proposed resignation. Upon receipt of such notice, the Company will have thirty (30) days during which it may remedy the Good Reason condition. If the Good Reason condition is not remedied within such thirty (30) day period, Participant may resign based on the Good Reason condition specified in the notice effective no later than thirty (30) days following the expiration of the Company's thirty (30) day cure period.
2.Company's Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share if the Restricted Stock Unit vests. Unless and until the Restricted Stock Units have vested in the manner set forth in Section 1 above, Participant will have no right to payment of any Shares. Prior to actual payment of any Shares, such Restricted Stock Unit will represent an unsecured obligation of the Company. Restricted Stock Units will be automatically settled and paid to Participant in Shares (including fractional

Shares) upon vesting of such Restricted Stock Units, subject to Participant satisfying any applicable tax, tax withholding or other obligations as set forth in Section 5.
3.Forfeiture upon Termination of Employment. Notwithstanding any contrary provision of this RSU Award, in the event of Participant's Termination of Employment for any or no reason, the vesting of the Restricted Stock Units will immediately cease and the balance of the Restricted Stock Units that have not vested as of the date of Participant's Termination of Employment and do not vest as a result of Participant's Termination of Employment will be immediately forfeited without consideration. The Company shall have the sole discretion to determine when Participant's Termination of Employment occurs. Further, notwithstanding anything stated herein or the Plan, if this Award is not assumed or substituted in connection with a Change in Control, this Award shall terminate in its entirety immediately following such Change in Control.
4.Inappropriate Activity. To the extent permitted by applicable law, if at any time Participant engages in any activity in competition with any activity of the Company or any Affiliate, or in any activity inimical, contrary or harmful to the interests of the Company or any Affiliate, including, but not limited to: (i) conduct related to Participant's employment for which either criminal or civil penalties against Participant may be sought, (ii) violation of Company or any Affiliate policies, including, without limitation, the Company's insider trading policy, (iii) accepting employment with or serving as a consultant, advisor or in any other capacity to an employer that is in competition with or acting against the interest of the Company or any Affiliate, (iv) disclosing or misusing any confidential information or material concerning the Company or any Affiliate, or (v) participating in a hostile takeover attempt, this Award shall immediately terminate in its entirety.
5.Tax Obligations. Regardless of any action the Company or Participant's employer (the “Employer”) takes with respect to any or all applicable national, local, or other taxes or social contributions, withholdings, required deductions, or other payments, if any, that arise upon the grant or vesting of the Restricted Stock Units or the holding or subsequent sale of Shares, and the receipt of dividends (or dividend equivalent units), if any (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant's responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including grant or vesting, the holding or subsequent sale of Shares acquired under the Plan, and the receipt of dividends (or dividend equivalents), if any; and (b) does not commit to and is under no obligation to structure the terms of the Restricted Stock Units or any aspect of the Restricted Stock Units to reduce or eliminate Participant's liability for Tax-Related Items, or achieve any particular tax result. Further, if Participant has become subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Notwithstanding any contrary provision of this RSU Award, no Shares will be issued (or other payment made) to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of any Tax-Related Items that the Company determines must be satisfied with respect to such Shares.
The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such Tax-Related Items, in whole or in part (without limitation) by (a) paying cash, (b) electing to have the Company withhold the minimum statutory amount of Shares otherwise deliverable pursuant to this Award, (c) delivering to the Company already vested and owned Shares, or (d) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise). To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any Tax-Related Items by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required Tax-Related Items hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to Section 1 above, Participant will permanently forfeit such Restricted Stock Units and any right to receive Shares thereunder and the Restricted Stock Units will be returned to the Company at no cost to the Company.
6.Rights as Stockholder. Until the issuance of the Shares subject to this Award (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a holder of capital stock shall exist with respect to this Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 7 below and Section 3.2 of the Plan.

7.Dividend Equivalent Units. Unless otherwise set forth in the Country Specific Addendum, if the Company declares a dividend on its Common Stock, Participant will be entitled to receive a dividend equivalent unit equal to (i) the amount of such dividend declared and paid with respect to one share of Common Stock, multiplied by (ii) the number of Restricted Stock Units, and dividend equivalent units, subject to this RSU Award, if any, that are outstanding on the applicable dividend record date with respect to such dividend payment date. Dividend equivalent units will not be credited with interest. Unless otherwise set forth in the Country Specific Addendum dividend equivalent units shall be paid in Shares and shall be paid on the date on which the Company issues the Shares underlying such Restricted Stock Units, and dividend equivalent units, on which the dividend equivalent units were issued. The Administrator may prospectively change the method of crediting dividend equivalent units as it, in its sole discretion, determines appropriate from time to time provided that such change does not have a material adverse tax effect on Participant.
8.No Guarantee of Continued Service or Grants. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS RSU AWARD, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT'S RIGHT OR THE RIGHT OF THE COMPANY (OR THE EMPLOYER) TO TERMINATE PARTICIPANT'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE (SUBJECT TO APPLICABLE LAWS).
Participant also acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (b)    the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been granted repeatedly in the past; (c) all decisions with respect to future awards of Restricted Stock Units, if any, will be at the sole discretion of the Company; (d) Participant's participation in the Plan is voluntary; (e) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are extraordinary items that do not constitute regular compensation for services rendered to the Company or the Employer, and that are outside the scope of Participant's employment contract, if any; (f) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation; (g) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer.
9.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant's participation in the Plan, or Participant's acquisition or sale of the Shares underlying this Award. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding Participant's participation in the Plan before taking any action related to the Plan.
10.Address for Notices. Any notice to be given to the Company under the terms of this RSU Award will be addressed to the Company, in care of its General Counsel at Zoetis Inc., Five Giralda Farms, Madison, New Jersey 07940, or at such other address as the Company may hereafter designate in writing.
11.Non-Transferability of Restricted Stock Units. The Restricted Stock Units shall not be transferable other than by will or the laws of descent and distribution. The designation of a beneficiary does not constitute a transfer.
12.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, the Restricted Stock Units, as evidenced by this RSU Award and the Plan, will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
13.Additional Conditions to Issuance of Shares. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of this Award or the Shares upon any securities exchange or under any state, federal or foreign law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the grant of this Award or the issuance of Shares to Participant (or his or her estate), such grant or issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the grant of this Award or the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer the grant of this Award or the delivery until the earliest date at which the Company reasonably anticipates that the grant of this Award or the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state, federal or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority. The Company shall not be obligated to treat this Award as outstanding or issue any Shares pursuant to this Award at any time if the grant of this Award or the issuance of Shares pursuant to this Award violates or is not in compliance with any laws, rules or regulations of the United States or any state or country.
Furthermore, the Company reserves the right to impose other requirements on Participant's participation in the Plan, this Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant understands that the laws of the country in which he or she is resident at the time of grant or vesting of the this Award or the holding or disposition of Shares or receipt of dividends (or dividend equivalent units), if any (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent the grant of this Award or the issuance of Shares or may subject Participant to additional procedural or regulatory requirements he or she is solely responsible for and will have to independently fulfill in relation to this Award or the Shares. Notwithstanding any provision herein, this Award and any Shares shall be subject to any special terms and conditions or disclosures as set forth in any addendum for Participant's country (the “Country-Specific Addendum,” which forms part this RSU Award).
14.Administrator Authority. The Administrator will have the power to interpret the Plan and this RSU Award and to adopt such rules for the administration, interpretation and application of the Plan and this RSU Award as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this RSU Award.
15.Electronic Delivery and Language. The Company may, in its sole discretion, decide to deliver any documents related to this Award, any future restricted stock units or other equity awards granted by the Company, whether under the Plan or otherwise, or any other Company securities by electronic means or request Participant's consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company. If Participant has received this RSU Award, including appendices, or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control.
16.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this RSU Award.
17.Agreement Severable. In the event that any provision in this RSU Award will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this RSU Award.
18.Modifications to the Agreement. This RSU Award and the Plan constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this RSU Award in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this RSU Award or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this RSU Award, the Company reserves the right to revise this RSU Award as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Award of Restricted Stock Units.
19.Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant's personal data as described in this RSU Award by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing Participant's participation in the Plan. Participant understands that refusal or withdrawal of consent may affect Participant's ability to participate in the Plan or to realize benefits from this Award. Participant understands that the Company and its Affiliates may hold certain personal information about Participant, including, but not limited to, Participant's name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Affiliate, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant's favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”). Participant understands that Personal Data may be transferred to any Affiliates or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant's country (if different than the United States), or elsewhere, and that the recipient's country may have different data privacy laws and protections than Participant's country.
20.Foreign Exchange Fluctuations and Restrictions. Participant understands and agrees that the future value of the underlying Shares is unknown and cannot be predicted with certainty and may decrease. Participant also understands that neither the Company, nor any affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any Affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Restricted Stock Units or Shares received (or the calculation of income or Tax-Related Items thereunder). Participant understands and agrees that any cross-border remittance made to transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency, and may require the Participant to provide such entity with certain information regarding the transaction.
21.Amendment, Suspension or Termination of the Plan. By accepting this Award represented by this RSU Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
22.Governing Law. This RSU Award will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this RSU Award or the Plan, the parties hereby submit to and consent to the jurisdiction of the State of New Jersey, and agree that such litigation will be conducted in the courts of the Morris County, New Jersey, or the federal courts for the United States for the District of New Jersey, and no other courts.
By Participant's acceptance of this RSU Award, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of this RSU Award (including any country-specific addendum thereto) and the Plan, and any ancillary documents, all of which are being delivered simultaneously with, and made a part of, this RSU Award. In addition, Participant acknowledges and agrees that Participant has reviewed the Plan and this RSU Award in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this RSU Award and fully understand all provisions of the Plan and this RSU Award. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this RSU Award. Participant further agrees to notify the Company upon any change in Participant's residence address.

Country-Specific Addendum to the RSU Award
This Addendum includes additional country-specific notices, disclaimers, and/or terms and conditions that apply to individuals in the countries listed below and that may be material to Participant's participation in the Plan. Participant is solely responsible for any obligations outlined, as well as general tax or other obligations that may apply. As local laws are often complex and change frequently and the information provided is general in nature and may not apply to Participant's specific situation, the Company cannot assure Participant of any particular result, and Participant should seek professional legal and tax advice. This Addendum forms part of the RSU Award and should be read in conjunction with the RSU Award and the Plan. Unless otherwise noted, capitalized terms shall take the same definitions assigned to them under the Plan and the RSU Award.
Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the United States. The Plan, grant documentation, and any other communications or materials that Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States. The issuance of securities described in any Plan-related documents is not intended for public offering or circulation in Participant's jurisdiction.

European Union
Data Privacy.  The following supplements the Section 21 of the RSU Award:

Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage Participant's participation in the Plan. Participant understands that he or she may, at any time, view his or her Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, without cost, by contacting in writing Participant's local human resources representative.

Argentina
Foreign Exchange Information. US dollar transactions must be conducted through financial intermediaries authorized by the Argentine Central Bank. Under recent amendments in 2012 to Argentine foreign exchange restrictions, the transfer of funds outside Argentina may be limited or restricted. US dollar proceeds from the sale of Shares by Participant, when remitted to Argentina, are subject to conversion to Argentine pesos at applicable exchange rates and subject to any applicable regulations of the Central Bank. In addition, the transfer of funds into Argentina as a repatriation of a portfolio investment abroad may be subject to a 365-day deposit and holding with an Argentine financial institution. Please confirm the foreign exchange requirements with Participant's local bank before any transfer of funds in or out of Argentina.

Australia
Settlement in Shares Only. Notwithstanding any discretion in the Plan or the RSU Award to the contrary, settlement of the Restricted Stock Units shall be in Shares only and not, in whole or in part, in the form of cash.

Austria
Foreign Ownership Reporting. If Participant is an Austrian national who owns securities in foreign deposits, Participant must file an annual notification with the Austrian National Bank if the value of the securities in foreign deposits exceeds EUR 5 million or equivalent at the end of the year. If the value of these securities in foreign deposits exceeds EUR 30 million or equivalent at the end of a quarter, then these notifications shall be made quarterly.

Brazil
Foreign Assets Reporting
If Participant is a resident of Brazil, Participant will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil (“BACEN”) if the aggregate value of such assets and rights (including any capital gain, dividend or profit attributable to such assets) is equal to or greater than US $100,000. The reporting should be completed at the beginning of the year.

Canada
Securities Law Notice. The security represented by the RSU Award was issued pursuant to an exemption from the prospectus requirements of applicable securities legislation in Canada. Participant acknowledges that as long as the Company is not a reporting issuer in any jurisdiction in Canada, the Restricted Stock Units and the underlying Shares will be subject to an indefinite hold period and that the Restricted Stock Units and the underlying Shares are subject to restrictions on their transfer pursuant to such applicable securities legislation. Participant further acknowledges that (i), unless permitted under applicable securities legislation, the Participant is not permitted to transfer the Restricted Stock Units or the underlying Shares before the date that is 4 months and a day after the later of (a) the date of this RSU Award and (b) the date the Company became a reporting issuer (as such term is defined under applicable securities legislation) in any province of territory in Canada; (ii) the certificates representing the Restricted Stock Units and the underlying Shares will bear the legend required by applicable securities legislation indicating that the resale of such securities is restricted; and (iii) the Participant has been advised to consult his or her own legal counsel for full particulars of the resale restrictions applicable to the Participant.

Employee Tax Treatment. For Canadian federal income tax purposes, the Restricted Stock Units are intended to be treated as an agreement by the Company to sell or issue shares to the Employee and, as such, is intended to be subject to the rules in section 7 of the Income Tax Act (Canada). Under those rules, the Employee will be considered to have received an employment benefit at the time of settlement of the vested Restricted Stock Units equal to the full value of the Shares received, which amount will be taxed as employment income and will be subject to withholding at source.

Settlement in Shares Only. Notwithstanding any discretion in the Plan, the RSU Award to the contrary, settlement of the Restricted Stock Units shall only be made in Shares issued by the Company from treasury and not, in whole or in part, in the form of cash or other consideration.

Foreign Share Ownership Reporting. If Participant is a Canadian resident, Participant's ownership of certain foreign property (including shares of foreign corporations) in excess of $100,000 may be subject to ongoing annual reporting obligations.

Quebec: Consent to Receive Information in English. The following applies if Participant is a resident of Quebec: The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la redaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.

Chile
Exchange Control Information. It is Participant's responsibility to make sure that he or she complies with exchange control requirements in Chile when the value of any Share transaction is in excess of US $10,000.  If Participant's aggregate investments held outside of Chile exceeds US $5,000,000 (including the investments made under the Plan), Participant must report the investments annually to the Central Bank.

Colombia
Foreign Ownership Information. Prior approval from a government authority is not required to hold shares. However, if the value of foreign investments, including the value of any equity awards, equals or exceeds US $500,000, such investments must be registered with the Colombian Central Bank by June 30th of each year.

France
No Tax Qualification. This grant is not intended to be a tax-qualified award and is not granted under any Sub-Plan for French tax purposes. Accordingly, the relevant vesting and termination provisions will be as stated in the RSU Award. Although Participant may have received grants in the past that were subject to specified post-vesting sale restrictions, the Shares received upon vesting under this RSU Award may be sold at anytime, subject to the RSU Award and applicable insider trading policies.

Foreign Exchange Information. Residents of France with foreign account balances in excess of EUR 1 million or its equivalent must report monthly to the Bank of France.

Consent to Receive Information in English. Participant confirms he or she has read and understands the documents relating to this grant (the Plan and this Agreement) which were provided to Participant in the English language. Participant accepts the terms of those documents accordingly.  Vous confirmez avoir lu et compris les documents relatifs aÌ cette attribution (le Plan et ce Contrat) qui vous ont été communiqués en langue anglaise. Vous en acceptez les termes en connaissance de cause.

India
Repatriation Requirement. Participant shall take all reasonable steps to repatriate to India immediately all foreign exchange received by Participant as a consequence of Participant's participation in the Plan and in any case not later than 90 days from the date of sale of the stocks so acquired by Participant under the Plan. Further, Participant shall in no case take any action (or refrain from taking any action) that has the effect of a) delaying the receipt by Participant of the whole or part of such foreign exchange; or b) eliminating the foreign exchange in whole or in part to be receivable by Participant.

Upon receipt or realization of the foreign exchange in India, including in relation to any dividend payments, Participant shall surrender the received or realised foreign exchange to an authorised person within a period of 180 days from the date of such receipt or realisation, as the case may be. Please note that Participant should keep the remittance certificate received from the bank where foreign currency is deposited in the event that the Reserve Bank of India, the Company or Participant's employer requests proof of repatriation.

Due to the above repatriation requirement, Participant will not be permitted in any Company dividend reinvestment program (if any).

Ireland
Settlement in Shares Only. Notwithstanding any discretion in the Plan, the RSU Award to the contrary, settlement of the Restricted Stock Units shall be in Shares only and not, in whole or in part, in the form of cash.

Director Notification Obligation. If Participant is a director or shadow director of the Company or a Subsidiary or Affiliate, Participant may be subject to special reporting requirements with regard to the acquisition of Shares or rights over Shares (including acquisitions by Participant's spouse or children). Participant should contact his or her personal legal advisor for further details if Participant is a director or shadow director.

Italy
Data Privacy Consent
Pursuant to Legislative Decree no. 196/2003, the Controller of personal data processing is Zoetis, Inc., with registered offices at 5 Giralda Farms, Madison, New Jersey 07940 USA, and its Representative in Italy for privacy purposes is Participant's human resources representative, ZoetisCompensation@zoetis.com.

I understand that Personal Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Personal Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/200.

The processing activity, including the communication and transfer of my Personal Data abroad, including outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require my consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan. I understand that the use of my Personal Data will be minimized where it is not necessary for the implementation, administration and management of the Plan. I further understand that, pursuant to Section 7 of the Legislative Decree no. 196/2003, I have the right to, including but not limited to, access, delete, update, ask for rectification of my Personal Data and stop, for legitimate reason, the Personal Data processing. Furthermore, I am aware that my Personal Data will not be used for direct marketing purposes.

Korea
Repatriation Requirement. Please note that proceeds received from the sale of stock overseas must be repatriated to Korea within eighteen (18) months if such proceeds exceed US $500,000 per sale. Separate sales may be deemed a single sale if the sole purpose of separate sales was to avoid a sale exceeding the US $500,000 per sale threshold.

Mexico
Labor Law Statement.  The invitation Zoetis is making under the Plan is unilateral and discretionary and is not related to the salary and other contractual benefits granted to Participant by Participant's employer. Zoetis reserves the absolute right to amend the Plan and discontinue it at any time without any liability to Participant. This invitation and, in Participant's case, the acquisition of shares does not, in any way, establish a labor relationship between Participant and Zoetis, nor does it establish any rights between Participant and Participant's employer.

La invitación que Zoetis hace en relación con el Plan es unilateral y discrecional, por lo tanto, Zoetis se reserva el derecho absoluto para modificar o terminar el mismo, sin ninguna responsabilidad para usted. Esta invitación y, en su caso, la adquisición de acciones, de ninguna manera establecen relación laboral alguna entre usted y Zoetis y tampoco establece derecho alguno entre usted y su empleador.

Philippines
Securities Law Notice. This offering is subject to exemption from the requirements of registration with the Philippines Securities and Exchange Commission under Section 10.1 (k) of the Philippines Securities Regulation Code.  THE SECURITIES BEING OFFERED OR SOLD HAVE NOT BEEN REGISTERED WITH THE PHILIPPINES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES REGULATION CODE. ANY FUTURE OFFER OR SALE THEREOF IS SUBJECT TO REGISTRATION REQUIREMENTS UNDER THE CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.

Poland
Foreign Ownership Reporting. If Participant holds more than PLN 7,000,000 in foreign securities (including Shares) at year-end, Participant is required to report quarterly to the National Bank of Poland regarding the number and value of such securities. Such reports are filed on special forms available on the website of the National Bank of Poland. Additional forms are required if Participant holds 10% or more of the voting rights in a foreign entity.

Russia
Securities Law Notice. Neither this offer nor the distribution of related documentation constitutes the public circulation of securities in Russia. Any Shares Participant receives upon vesting of Participant's Restricted Stock Units will be subject to an immediate forced sale, and Participant will receive the cash proceeds. A stock certificate will not be issued to Participant. Participant is not permitted to transfer any shares received under any Company employee equity program into Russia.

Singapore
Securities Law Notice
This grant of the Restricted Stock Units and the Shares to be issued upon vesting of the Restricted Stock Units shall be made available only to an employee of the Company or its Subsidiary or Affiliate, in reliance of the prospectus exemption set out in Section 173(1)(f) of the Securities and Futures Act (Chapter 289) of Singapore. In addition, Participant agrees, by Participant's acceptance of this grant, not to sell any Shares within six months of the date of grant. Please note that neither this RSU Award nor any other document or material in connection with this offer of the Restricted Stock Units and the Shares hereunder has been or will be lodged, registered or reviewed by any regulatory authority in Singapore.

Director Reporting
If Participant is a director or shadow director of the Company or a Subsidiary or Affiliate, Participant may be subject to special reporting requirements with regard to the acquisition of shares or rights over shares. Participant should contact his or her personal legal advisor for further details if Participant is a director or shadow director.

Exit Tax / Deemed Exercise Rule
If Participant has received Restricted Stock Units in relation to Participant's employment in Singapore, please note that if, prior to the vesting of Participant's Restricted Stock Units, Participant is 1) a permanent resident of Singapore and leave Singapore permanently or are transferred out of Singapore; or 2) neither a Singapore citizen nor permanent resident and either cease employment in Singapore or leave Singapore for any period exceeding 3 months, Participant will likely be taxed on Participant's unvested Restricted Stock Units on a “deemed exercise” basis, even though Participant's Restricted Stock Units have not yet vested.  Participant should discuss his or her tax treatment with Participant's personal tax advisor.

Spain
Foreign Share Ownership Reporting. If Participant is a Spanish resident, Participant's acquisition, purchase, or sale of foreign-listed stock may be subject to ongoing annual reporting obligations with the General Directorate of International Economy and Foreign Transactions. If shares are kept abroad, Participant will need to submit a statistical report on an official Form D6 each January in relation to the preceding year. Additionally, a Form D8 must be submitted to the aforementioned authorities in certain circumstances. In addition, if Participant is a Spanish tax resident, under new law Participant must also report to the tax authorities if Participant has shares abroad with a value of EUR 50,000 or more.

Taiwan
Foreign Exchange Information.  Participant may acquire and remit foreign currency (including proceeds from the sale of Shares) into and out of Taiwan of up to US $5,000,000 per year. If this threshold is exceeded or if the transaction amount is TWD $500,000 or more in a single transaction or in certain other situations, Participant may be required to provide additional supporting documentation to the satisfaction of the remitting bank. Participant should consult his or her personal advisor to ensure compliance with applicable exchange control laws in Taiwan.

Thailand
Repatriation Requirement. All proceeds from the sale of Shares must be remitted to Thailand and must be deposited or converted into Thai Baht with a commercial bank in Thailand within 360 days of receipt. Dividend payments (if any) will also be subject to this repatriation requirement unless they are reinvested pursuant to any Company dividend reinvestment program.

United Arab Emirates
Securities Law Notice
This Plan has not been approved or licensed by the UAE Central Bank or any other relevant licensing authorities or governmental agencies in the United Arab Emirates. This Plan is strictly private and confidential and has not been reviewed by, deposited or registered with the UAE Central Bank or any other licensing authority or governmental agencies in the United Arab Emirates. This Plan is being issued from outside the United Arab Emirates to a limited number of employees of Zoetis Inc. or a Subsidiary or Affiliate and must not be provided to any person other than the original recipient and may not be reproduced or used for any other purpose. Further, the information contained in this report is not intended to lead to the issue of any securities or the conclusion of any other contract of whatsoever nature within the territory of the United Arab Emirates.

United Kingdom
Settlement in Shares Only. Notwithstanding any discretion in the Plan, the RSU Award to the contrary, settlement of the Restricted Stock Units shall be in Shares only and not, in whole or in part, in the form of cash.

Withholding of Tax. This provision supplements Section 6 of the RSU Award: If payment or withholding of the Tax-Related Items is not made within ninety (90) days of the event giving rise to the Tax-Related Items (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected Tax-Related Items will constitute a loan owed by Participant to the Employer, effective on the Due Date. Participant agrees that the loan will bear interest at the then-current Official Rate of Her Majesty's Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the employer may recover it at any time thereafter by any of the means referred to in Section 6 of the Agreement. Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), Participant will not be eligible for such a loan to cover the Tax-Related Items. In the event that Participant is a director or executive officer and the Tax-Related Items are not collected from or paid by Participant by the Due Date, the amount of any uncollected Tax-Related Items will constitute a benefit to Participant on which additional income tax and national insurance contributions will be payable. Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime.